                             AMENDED AND RESTATED
                        INVESTMENT ADVISORY AGREEMENT

      AMENDED  AND  RESTATED  AGREEMENT,  dated as of the 1st day of  January,
2004, by and between OPPENHEIMER  EMERGING  TECHNOLOGIES FUND, a Massachusetts
business trust (the "Fund"), and  OPPENHEIMERFUNDS,  INC.  (hereinafter called
"OFI").

      WHEREAS,  the Fund is an  open-end,  diversified  management  investment company  registered as such with the Securities and Exchange  Commission  (the
"Commission")  pursuant to the Investment Company Act of 1940 (the "Investment
Company Act"), and OFI is a registered investment adviser;

      WHEREAS,  the Fund desires that OFI shall act as its investment  adviser pursuant to this Agreement;

      WHEREAS,  the Fund and OFI have  entered  into and  Investment  Advisory
Agreement dated April 25, 2000;

      WHEREAS,  the Fund and OFI have agreed,  per  resolution  dated December
12th, 2003 of the Fund's Board of Trustees,  to reduced the Fund's  management fee on assets in excess of $200 million;

      NOW,  THEREFORE,  in  consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provisions:

      The Fund  hereby  employs  OFI and OFI hereby  undertakes  to act as the investment  adviser of the Fund and to perform for the Fund such other  duties and functions as set forth in this Agreement.  OFI shall, in all matters, give to the Fund and its Board of  Trustees  (the  "Trustees")  the  benefit of its best judgement,  effort,  advice and  recommendations  and shall, at all times conform  to, and use its best  efforts  to enable the Fund to conform  to: (i)
the  provisions  of the  Investment  Company Act and any rules or  regulations thereunder;  (ii) any other  applicable  provisions  of state or Federal  law;
(iii) the  provisions of the  Declaration  of Trust and By-Laws of the Fund as
amended from time to time; (iv) policies and  determinations  of the Trustees;
(v) the  fundamental  policies  and  investment  restrictions  of the  Fund as reflected  in the  registration  statement  of the Fund  under the  Investment
Company Act or as such policies  may, from time to time, be amended;  and (vi)
the Prospectus  and Statement of Additional  Information of the Fund in effect from time to time.  The  appropriate  officers  and  employees of OFI shall be available upon  reasonable  notice for  consultation  with any of the Trustees and  officers  of the  Fund  with  respect  to any  matters  dealing  with the business  and  affairs  of the Fund,  including  the  valuation  of  portfolio securities of the Fund which are either not  registered for public sale or not traded on any securities market.

2.    Investment Management:

      (a) OFI shall,  subject to the  direction  and control by the  Trustees:
(i) regularly  provide  investment advice and  recommendations  to the Company with  respect to the  investments,  investment  policies  and the purchase and sale of  securities  and  other  investments  for  the  Fund;  (ii)  supervise continuously  the  investment  program of the Fund and the  composition of its portfolio  and  determine  what  securities  shall be purchased or sold by the
Fund; and (iii) arrange,  subject to the provisions of paragraph 7 hereof, for the purchase and sale of securities and other investments for the Fund.
      (b)  Provided  that  the  Company  shall  not be  required  to  pay  any compensation  for services under this Agreement  other than as provided by the terms of the Agreement and subject to the  provisions of paragraph "7" hereof,
OFI may obtain investment  information,  research or assistance from any other person,  firm or corporation to  supplement,  update or otherwise  improve its
investment   management   services,   including   entering  into  sub-advisory
agreements  with  other  affiliated  or  unaffiliated   registered  investment
advisors to obtain specialized services.

      (c)  Provided  that  nothing  herein shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross negligence in the performance of its duties,  or  reckless  disregard  of its  obligations  and  duties  under this
Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in  connection  with any  matters  to which  this
Agreement relates.

            (d)  Nothing in this  Agreement  shall  prevent  OFI or any entity controlling,  controlled  by or under  common  control with OFI or any officer thereof  from  acting as  investment  adviser  for any other  person,  firm or corporation  or in any way  limit  or  restrict  OFI or any of its  directors, officers,  stockholders  or  employees  from  buying,  selling or trading  any securities  or other  investments  for its or  their  own  account  or for the account  of  others  for whom it or they may be  acting,  provided  that  such activities  will not adversely  affect or otherwise  impair the performance by
OFI of its duties and obligations under this Agreement.

3.    Other Duties of OFI:

      OFI shall,  at its own expense,  provide and supervise the activities of all  administrative  and  clerical  personnel  as shall be required to provide effective  corporate  administration  for the Fund,  including the compilation and  maintenance  of  such  records  with  respect  to its  operations  as may reasonably  be  required;  the  preparation  and filing of such  reports  with respect  thereto  as shall  be  required  by the  Commission;  composition  of periodic reports with respect to operations of the Fund for its  shareholders;
composition of proxy  materials for meetings of the Fund's  shareholders;  and the composition of such registration  statements as may be required by Federal and state  securities  laws for continuous  public sale of Shares of the Fund.
OFI shall,  at its own cost and expense,  also provide the Fund with  adequate office space, facilities and equipment.

4.    Allocation of Expenses:

      All other costs and  expenses of the Fund not  expressly  assumed by OFI under this  Agreement,  or to be paid by the  Distributor of the Shares of the
Fund, shall be paid by the Fund, including,  but not limited to: (i) interest, taxes and  governmental  fees;  (ii) brokerage  commissions and other expenses incurred in  acquiring  or disposing  of the  portfolio  securities  and other investments  of the Fund;  (iii)  insurance  premiums  for  fidelity and other coverage  requisite to its operations;  (iv)  compensation and expenses of its
Trustees other than those  affiliated  with OFI; (v) legal and audit expenses;
(vi) custodian and transfer agent fees and expenses;  (vii) expenses  incident to the redemption of its Shares;  (viii) expenses  incident to the issuance of its  Shares  against  payment  therefor  by or on  behalf  of the  subscribers thereto;  (ix)  fees  and  expenses,  other  than as  herein  above  provided, incident to the  registration  under Federal  securities laws of Shares of the
Fund for public sale;  (x) expenses of printing and mailing  reports,  notices and proxy  materials to  shareholders of the Fund; (xi) except as noted above, all other expenses incidental to holding meetings of the Fund's  shareholders;
and (xii) such extraordinary  non-recurring  expenses as may arise,  including litigation,  affecting  the Fund  thereof and any legal  obligation  which the
Fund may have to indemnify  its officers  and Trustees  with respect  thereto.
Any officers or employees of OFI (or any entity  controlling,  controlled  by, or under  common  control  with OFI) who also serve as  officers,  Trustees or employees  of the Fund shall not  receive any  compensation  from the Fund for their services.

5.    Compensation of OFI:

      The  Fund   agrees  to  pay  OFI  and  OFI  agrees  to  accept  as  full compensation  for the  performance  of all functions and duties on its part to be  performed  pursuant  to  the  provisions  hereof,  a fee  computed  on the aggregate  net  assets  of the Fund as of the close of each  business  day and payable monthly at the following annual rates:

                  1.00% of the  first  $200  million  of  average  annual  net assets;
                  0.95% of the next $200 million;
                  0.90% of the next $200 million; and
                  0.85% of the average annual net assets over $600 million

6.    Use of Name "Oppenheimer":

      OFI hereby grants to the Fund a royalty-free,  non-exclusive  license to use the name  "Oppenheimer"  in the name of the Fund for the  duration of this
Agreement  and any  extensions  or renewals  thereof.  Such license may,  upon termination  of this  Agreement,  be  terminated  by OFI,  in which  event the
Company shall  promptly  take  whatever  action may be necessary to change its name and discontinue any further use of the name  "Oppenheimer" in the name of the Fund or otherwise.  The name  "Oppenheimer" may be used or licensed by OFI in  connection  with any of its  activities,  or  licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage:

      (a) OFI (and any Sub Advisor) is  authorized,  in arranging the purchase and sale of the  portfolio  securities  and other  investments  of the Fund to employ or deal with such  members  of  securities  or  commodities  exchanges, brokers  or dealers  (hereinafter  "broker-dealers"),  including  "affiliated"
broker-dealers  (as that term is defined in the  Investment  Company  Act), as may,  in its best  judgment,  implement  the policy of the Fund to obtain,  at reasonable  expense,  the "best execution"  (prompt and reliable  execution at the most favorable  security price  obtainable) of the portfolio  transactions of  the  Fund  as  well  as to  obtain,  consistent  with  the  provisions  of subparagraph  (c)  of  this  paragraph  7,  the  benefit  of  such  investment
information  or  research  as  will  be  of  significant   assistance  to  the
performance  by  OFI  (and  any  Sub  Advisor)  of its  investment  management functions.

            (b) OFI (and  any Sub  Advisor)  shall  select  broker-dealers  to effect the portfolio  transactions of the Fund on the basis of its estimate of their  ability to obtain best  execution of particular  and related  portfolio transactions.  The abilities of a  broker-dealer  to obtain best  execution of particular  portfolio  transaction(s)  will  be  judged  by OFI  (or  any  Sub
Advisor) on the basis of all relevant  factors and  considerations  including, insofar as feasible,  the execution  capabilities  required by the transaction
or  transactions;   the  ability  and  willingness  of  the  broker-dealer  to facilitate the portfolio  transactions  of the Fund by  participating  therein for its own  account;  the  importance  to the Fund of  speed,  efficiency  or confidentiality;  the broker-dealer's  apparent  familiarity with sources from or to whom particular  securities or other  investments  might be purchased or
sold;  as  well  as  any  other  matters   relevant  to  the  selection  of  a
broker-dealer for particular and related transactions of the Fund.

      (c) OFI (and any Sub Advisor) shall have discretion,  in the interest of the Fund, to allocate  brokerage on the portfolio  transactions of the Fund to broker-dealers,  other than  affiliated  broker-dealers,  qualified  to obtain best execution of such  transactions  who provide  brokerage  and/or  research services (as such services are defined in Section  28(e)(3) of the  Securities
Exchange Act of 1934) for the Fund and/or other  accounts for which OFI or its affiliates  (or any Sub Advisor)  exercise  "investment  discretion"  (as that term is defined in Section  3(a)(35) of the  Securities  Exchange Act of 1934)
and to cause the Fund to pay such  broker-dealers a commission for effecting a portfolio  transaction  for  the  Fund  that is in  excess  of the  amount  of
commission  another   broker-dealer   adequately   qualified  to  effect  such
transaction would have charged for effecting that transaction,  if OFI (or any
Sub Advisor) determines,  in good faith, that such commission is reasonable in relation to the value of the brokerage  and/or research  services  provided by such  broker-dealer  viewed in terms of either that particular  transaction or the overall  responsibilities  of OFI or its  affiliates  (or any Sub Advisor)
with respect to accounts as to which they exercise investment  discretion.  In reaching such determination,  OFI (or any Sub Advisor) will not be required to place or attempt  to place a specific  dollar  value on the  brokerage  and/or research  services  provided  or  being  provided  by such  broker-dealer.  In demonstrating that such  determinations  were made in good faith, OFI (and any
Sub Advisor)  shall be prepared to show that all  commissions  were  allocated for purposes  contemplated  by this  Agreement and that the total  commissions paid by the Fund over a representative  period selected by the Fund's Trustees were reasonable in relation to the benefits to the Fund.

      (d) OFI (or any Sub Advisor)  shall have no duty or  obligation  to seek advance competitive bidding for the most favorable  commission rate applicable to any particular  portfolio  transactions or to select any  broker-dealer  on the basis of its purported or "posted"  commission  rate but will, to the best of its  ability,  endeavor to be aware of the current  level of the charges of eligible  broker-dealers  and to minimize the expense incurred by the Fund for effecting  its  portfolio  transactions  to the  extent  consistent  with  the interests and policies of the Fund as  established  by the  determinations  of the Board of Trustees of the Fund and the provisions of this paragraph 7.

      (e) The Fund  recognizes that an affiliated  broker-dealer:  (i) may act as one of the Fund's regular  brokers for the Fund so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage  commissions  paid by the Fund;  and (iii) may effect  portfolio  transactions  for the Fund only if the commissions,  fees or other remuneration  received or to be received by it are  determined  in  accordance  with  procedures  contemplated  by any  rule, regulation or order adopted under the Investment  Company Act to be within the permissible level of such commissions.

      (f) Subject to the foregoing  provisions  of this  paragraph 7, OFI (and any Sub Advisor) may also consider  sales of Shares of the Fund, and the other funds  advised  by OFI and its  affiliates  as a factor  in the  selection  of broker-dealers for its portfolio transactions.

8.    Duration:

      This  Agreement  will take effect on the date first set forth above.  As of that date,  it replaces  the Fund's  investment  advisory  agreement  dated
April 25, 2000.  Unless  earlier  terminated  pursuant to paragraph 10 hereof, this  Agreement  shall  remain  in  effect  for a period  of two (2) years and thereafter  from year to year, so long as such  continuance  shall be approved at least  annually by the Fund's Board of Trustees,  including the vote of the majority of the Trustees of the Fund who are not parties to this  Agreement or
"interested  persons" (as defined in the  Investment  Company Act) of any such party,  cast in person at a meeting  called for the  purpose of voting on such approval,  or by the holders of a  "majority"  (as  defined in the  Investment
Company Act) of the outstanding  voting  securities of the Fund, and by such a vote of the Fund's Board of Trustees.

9.    Disclaimer of Shareholder or Trustee Liability:

      OFI  understands  and agrees that the obligations of the Fund under this
Agreement  are not  binding  upon  any  shareholder  or  Trustee  of the  Fund personally,  but bind only the Fund and the Fund's  property;  OFI  represents that it has notice of the  provisions of the  Declaration of Trust of the Fund disclaiming  shareholder  or Trustee  liability for acts or obligations of the
Fund.

10.   Termination.

      This Agreement may be terminated (i) by OFI at any time without  penalty upon sixty days'  written  notice to the Fund  (which  notice may be waived by the Fund);  or (ii) by the Fund at any time  without  penalty upon sixty days'
written  notice to OFI (which  notice may be waived by OFI) provided that such termination  by the  Fund  shall  be  directed  or  approved  by the vote of a majority  of all of the  Trustees of the Fund then in office or by the vote of the holders of a "majority" of the outstanding  voting  securities of the Fund
(as defined in the Investment Company Act).

11.   Assignment or Amendment:

      This Agreement may not be amended,  or the rights of OFI hereunder sold, transferred,  pledged  or  otherwise  in any  manner  encumbered  without  the affirmative  vote or written  consent of the holders of the  "majority" of the
outstanding   voting   securities  of  the  Company.   This  Agreement   shall
automatically  and immediately  terminate in the event of its "assignment," as defined in the Investment Company Act.

12.   Definitions:

      The terms and  provisions  of the  Agreement  shall be  interpreted  and defined in a manner  consistent with the provisions and definitions  contained in the Investment Company Act.

      OPPENHEIMER EMERGING TECHNOLOGIES FUND

            /s/ Robert G. Zack
            ------------------------------
            Robert G. Zack
            Secretary

            OPPENHEIMERFUNDS, INC.

            /s/ Robert G. Zack
            ------------------------------
            Robert G. Zack
            Senior Vice President & General Counsel